UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 14, 2009
AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact name of registrant as specified in its charter)

Delaware	000-52975	20-0573058
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)
2000 Las Vegas Boulevard South
Las Vegas, NV 89104
(Address of principal executive offices)(Zip code)
(702) 380-7777
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-4.10

Item 1.01. Entry into a Material Definitive Agreement.
          On August 14, 2009, American Casino & Entertainment Properties LLC (“ACEP”) and ACEP Finance Corp., a wholly-owned subsidiary of ACEP (“ACEP Finance” and, together with ACEP, the “Issuers”), issued $375 million aggregate principal amount of 11% Senior Secured Notes due 2014 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of August 14, 2009 (the “Indenture”), among the Issuers, all of the subsidiaries of ACEP other than ACEP Finance, as guarantors (the “Guarantors”), and The Bank of New York Mellon, as trustee. The description of the Indenture contained in this report is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.6 to this report and incorporated herein by reference.
          The Notes mature on June 15, 2014. The Notes bear interest at a rate of 11% per annum. Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2009.
          The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by all of the subsidiaries of ACEP other than ACEP Finance and will be so guaranteed by any future subsidiaries of ACEP, subject to certain exceptions.
          The Notes and the Guarantors’ guarantees of the Notes are secured by senior liens on substantially all of the assets of the Issuers and the Guarantors, other than equity interests and certain other exceptions.
          On or after June 15, 2012, the Issuers may redeem all or a part of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date. In addition, at any time prior to June 15, 2012, the Issuers may, on one or more than one occasions, redeem some or all of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest and special interest, if any, to, the applicable redemption date. At any time prior to June 15, 2012, the Issuers may also redeem up to 35% of the aggregate principal amount of Notes, using the proceeds of certain qualified equity offerings, at a redemption price of 111% of the principal amount thereof and may, not more than once in any 12-month period, redeem up to 5% of the original aggregate principal amount of the Notes at a redemption price of 102%, in each case, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date.
          If ACEP experiences specified change of control events, the Issuers must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.
          If ACEP or its subsidiaries sell assets under specified circumstances or experience certain events of loss, the Issuers must offer to repurchase the Notes at a repurchase price equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.
          The Indenture contains covenants that, among other things, restrict the ability of ACEP and its subsidiaries to:
•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of ACEP or their assets;

•	sell assets; and

•	enter into transactions with affiliates.
          These covenants are subject to a number of important limitations and exceptions.

          The Indenture provides for customary events of default, including, but not limited to, cross defaults to certain other debt of ACEP and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.
          The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
          In connection with the issuance of the Notes, the Issuers and the Guarantors entered into a registration rights agreement, dated August 14, 2009, with the initial purchaser of the Notes. The description of the registration rights agreement contained in this report is qualified in its entirety by reference to the complete text of the registration rights agreement, a copy of which is filed as Exhibit 4.7 to this report and incorporated herein by reference. Under the terms of the registration rights agreement, the Issuers and the Guarantors are required to file an exchange offer registration statement within 90 days following the issuance of the Notes enabling holders to exchange the Notes for registered notes with terms substantially identical to the terms of the Notes; to use commercially reasonable efforts to have the exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 180 days after the closing of the note offering (which under certain circumstances may be extended to 270 days), referred to herein as the registration deadline; and, unless the exchange offer would not be permitted by applicable law or SEC policy, to complete the exchange offer within 30 business days after the registration deadline. Under specified circumstances, including if the exchange offer would not be permitted by applicable law or SEC policy, the registration rights agreement would require that the Issuers and the Guarantors file a shelf registration statement for the resale of the Notes. If the Issuers and the Guarantors default on their registration obligations under the registration rights agreement, additional interest (referred to as special interest), up to a maximum amount of 1.0% per annum, will be payable on the Notes until all such registration defaults are cured.
In connection with the issuance of the Notes, the Issuers and the Guarantors entered into various collateral and security documents, including a pledge and security agreement and a deed of trust granting security interests in the collateral for the Notes and certain other indebtedness of the Issuers and the Guarantors that may be permitted in the future under the terms of the Indenture. Copies of the pledge and security agreement and the deed of trust are filed as Exhibits 4.8 and 4.9, respectively, to this report and incorporated herein by reference. The Issuers and the Guarantors also entered into a collateral trust agreement, dated as of August 14, 2009, with The Bank of New York Mellon, as trustee under the indenture and as collateral trustee, which sets forth the terms on which the collateral trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all of its liens on the collateral for the Notes for the benefit of all present and future holders of the Notes and any future indebtedness of the Issuers and the Guarantors that ranks equal in priority to the Notes. A copy of the collateral trust agreement is filed as Exhibit 4.10 to this report and incorporated herein by reference.
On August 14, 2009, ACEP used the approximately $311.25 million of gross proceeds from the issuance of the Notes to repay all amounts outstanding under the Loan Agreement, dated as of June 25, 2009, as amended, among ACEP, certain wholly-owned subsidiaries of ACEP, Goldman Sachs Commercial Mortgage Capital, L.P., as initial lender, Archon Group, L.P., as administrative agent, and Wells Fargo Bank, N.A., as collateral agent.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits

4.6	Indenture, dated as of August 14, 2009, among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors listed on the signature pages thereto and The Bank of New York Mellon, as trustee.

4.7	Registration Rights Agreement, dated as of August 14, 2009, among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors listed on the signature pages thereto and the initial purchaser of American Casino & Entertainment Properties LLC’s and ACEP Finance Corp.’s 11% Senior Secured Notes due 2014.

4.8	Pledge and Security Agreement dated as of August 14, 2009, by and among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the other subsidiaries of American Casino & Entertainment Properties LLC listed on the signature pages thereof and The Bank of New York Mellon, as collateral trustee

4.9	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of August 14, 2009, by and among W2007 Stratosphere Propco, L.P., W2007 Stratosphere Land Propco, L.P., W2007 Aquarius Propco, L.P., W2007 Arizona Charlie’s Propco, L.P. and W2007 Fresca Propco, L.P., as grantors, Fidelity National Title Agency of Nevada, Inc., as trustee, and The Bank of New York Mellon, as beneficiary.

4.10	Collateral Trust Agreement, dated as of August 14, 2009, by and among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors from time to time party thereto, The Bank of New York Mellon, as trustee, the other secured debt representatives from time to time party thereto, and The Bank of New York Mellon, as collateral trustee.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Registrant)

By:	/s/ Edward W. Martin, III

Edward W. Martin, III
Chief Financial Officer and Treasurer
Date: August 19, 2009

EXHIBIT INDEX

4.6	Indenture, dated as of August 14, 2009, among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors listed on the signature pages thereto and The Bank of New York Mellon, as trustee.

4.7	Registration Rights Agreement, dated as of August 14, 2009, among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors listed on the signature pages thereto and the initial purchaser of American Casino & Entertainment Properties LLC’s and ACEP Finance Corp.’s 11% Senior Secured Notes due 2014.

4.8	Pledge and Security Agreement dated as of August 14, 2009, by and among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the other subsidiaries of American Casino & Entertainment Properties LLC listed on the signature pages thereof and The Bank of New York Mellon, as collateral trustee

4.9	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of August 14, 2009, by and among W2007 Stratosphere Propco, L.P., W2007 Stratosphere Land Propco, L.P., W2007 Aquarius Propco, L.P., W2007 Arizona Charlie’s Propco, L.P. and W2007 Fresca Propco, L.P., as grantors, Fidelity National Title Agency of Nevada, Inc., as trustee, and The Bank of New York Mellon, as beneficiary.

4.10	Collateral Trust Agreement, dated as of August 14, 2009, by and among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors from time to time party thereto, The Bank of New York Mellon, as trustee, the other secured debt representatives from time to time party thereto, and The Bank of New York Mellon, as collateral trustee.